UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2006

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York		14624

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 16, 2006, Transcat, Inc. (the “Company”) issued a press release regarding its financial results for fiscal year 2006 and the fourth quarter ended March 25, 2006. The press release is attached as Exhibit 99.1 to this Form 8-K.
Item 1.01 Entry into a Material Definitive Agreement.
Fiscal 2006 Bonus Performance Standards
     In April 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company established certain performance standards under the Company’s Performance Incentive Plan (the “Performance Plan”) for the fiscal year ending March 25, 2006 (“Fiscal 2006”). The Performance Plan, which includes Carl E. Sassano, the Company’s Chairman of the Board, President and Chief Executive Officer and Charles P. Hadeed, the Company’s Chief Operating Officer, Chief Financial Officer and Vice President of Finance, provides for performance-based awards if the Company attains specific targeted performance goals. Assuming the targets are met, Mr. Sassano and Mr. Hadeed are eligible to receive an annual cash bonus.
      The following table illustrates the Fiscal 2006 target amount of annual cash bonus payments for Mr. Sassano and Mr. Hadeed, and the relative weights assigned to each performance standard :

	Target Annual	Relative weighting of factors in determining
	Cash Bonus Amount as a	Annual Cash Bonus amount
	Percentage of	Operating
	Base Salary	Earnings	Service Sales	Product Sales
Carl E. Sassano	40%	60%	25%	15%
Charles P. Hadeed	33%	60%	25%	15%
Payment of Fiscal 2006 Bonuses to Certain Executives
     Based on the above-referenced performance standards, the Compensation Committee approved, effective May 16, 2006, the payment of the following cash bonuses to Mr. Sassano and Mr. Hadeed under the Performance Plan for Fiscal 2006:

Fiscal 2006 Bonus Payment
Carl E. Sassano	$113,000
Charles P. Hadeed	$83,000
Establishment of Fiscal 2007 Bonus Performance Standards
     The Compensation Committee established, effective May 16, 2006, identical performance standards under the Performance Plan set forth in the table above for the fiscal year ending March 31, 2007, except that Mr. Hadeed’s Target Annual Cash Bonus Amount as a Percentage of Base Salary was increased from 33% to 40%.

Approval of Fiscal 2007 Salary Increases for Certain Executives
     The Compensation Committee approved, effective May 16, 2006, increases to the annual base salary for Mr. Sassano and Mr. Hadeed for the fiscal year ending March 31, 2007 as follows:

	Fiscal 2006 Base Salary	Fiscal 2007 Base Salary
Carl E. Sassano	$278,330	$300,000
Charles P. Hadeed	$215,000	$240,000
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated May 16, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: May 19, 2006	By:	/s/ Charles P. Hadeed

Charles P. Hadeed
Chief Operating Officer, Vice
President of Finance and Chief
Financial Officer